As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-164232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAYMARK HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	8093	20-0180812
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

204 N. Robinson Avenue, Ste. 400

Oklahoma City, Oklahoma 73102

(405) 601-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stanton Nelson

Chief Executive Officer

Graymark Healthcare, Inc.

204 N. Robinson Avenue, Ste. 400

Oklahoma City, Oklahoma 73102

(405) 601-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copy to:

Robert E. Puopolo, Esq.

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

(617) 310-6033

Fax: (617) 279-8433

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 is being filed to update the prospectus relating to the offering and sale of the shares of common stock issuable upon the exercise of the outstanding warrants to purchase up to 6,700,000 shares of common stock that were originally registered on the Form S-1. All filing fees payable in connection with the registration of the shares of the common stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2012

Prospectus

Graymark Healthcare, Inc.

6,700,000 Shares of Common Stock

This prospectus relates to the continuing offering of up to 6,700,00 shares of our common stock issuable upon exercise of outstanding warrants previously sold by us in a registered public offering on June 20, 2011. The warrants have an exercise price of $1.50 per share.

Our common stock currently trades on the NASDAQ Capital Market under the symbol “GRMH.” The last reported sale price of our common stock on May 29, 2012 was $0.40 per share.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated        , 2012

You should rely only on the information contained in this prospectus, any amendment or supplement hereto, any free writing prospectus prepared by us or on our behalf, or any document incorporated herein by reference. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any free writing prospectus, or document incorporated herein by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any free writing prospectus or of any sale of the common stock.

This prospectus contains estimates and other statistical data made by independent parties relating to market size, expenditures, growth and other data about our industry. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.

Nocturna, somniCare and somniTech are registered trademarks of Graymark Healthcare or its subsidiaries. This prospectus also includes other Graymark Healthcare trademarks, including Sleep Disorder Centers, and SDC as well as the registered and unregistered trademarks of other persons. All other trademarks, tradenames and service marks appearing in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus, including the matters set forth in the section entitled “Risk Factors,” our consolidated financial statements and the related notes which are incorporated by reference into this prospectus and management’s discussion and analysis thereof incorporated by reference into this prospectus, before deciding whether to invest in our common stock. In this prospectus, unless otherwise expressly stated or the context otherwise requires, “Graymark,” “our company,” “we,” “us” and “our” refer to Graymark Healthcare, Inc., an Oklahoma corporation, and its subsidiaries and “Sleep Management Solutions,” or “SMS,” refer to our sleep centers and related service and supply business, and “ApothecaryRx” refers to the discontinued operations of ApothecaryRx, LLC, our subsidiary that pertains to our discontinued business of operating independent retail pharmacies.

Company Overview

We are one of the largest providers of care management solutions to the sleep disorder market based on number of independent sleep care centers and hospital sleep diagnostic programs operated in the United States. We provide a comprehensive diagnosis and care management solutions for patients suffering from sleep disorders.

We provide diagnostic sleep testing services and care management solutions, or SMS, for people with chronic sleep disorders. In addition, we provide therapy services (delivery and set up of CPAP equipment together with training related to the operation and maintenance of CPAP equipment) and the sale of related disposable supplies and components used to maintain the CPAP equipment. Our products and services are used primarily by patients with obstructive sleep apnea, or OSA. Our sleep centers provide monitored sleep diagnostic testing services to determine sleep disorders in the patients being tested. The majority of the sleep testing is to determine if a patient has OSA. A continuous positive airway pressure, or CPAP, device is the American Academy of Sleep Medicine’s, or AASM’s, preferred method of treatment for obstructive sleep apnea. Our sleep diagnostic facilities also determine the correct pressure settings for patient CPAP devices via titration testing. We sell CPAP devices and disposable supplies to patients who have tested positive for sleep apnea and have had their positive airway pressure determined.

As of March 31, 2012, we operated 100 sleep diagnostic and therapy centers in 9 states; 22 of which are located in our facilities with the remaining centers operated under management agreements. There are certain noncontrolling interest holders in some of our testing facilities, who are typically physicians in the geographical area being served by the diagnostic sleep testing facility.

Our sleep management solution is driven by our clinical approach to managing sleep disorders. Our clinical model is led by our staff of medical directors who are board-certified physicians in sleep medicine, who oversee the entire life cycle of a sleep disorder from initial referral through continuing care management. Our approach to managing the care of our patients diagnosed with OSA is a key differentiator for us. We believe our overall patient CPAP usage compliance rate, as articulated by the Medicare Standard of compliance requirements, is approximately 80%, compared to a national compliance rate of approximately 50%. Five key elements support our clinical approach:

•

Referral: Our medical directors, who are board-certified physicians in sleep medicine, have forged strong relationships with referral sources, which include primary care physicians, as well as physicians from a wide variety of other specialties and dentists.

•	Diagnosis: We own and operate sleep testing clinics that diagnose the full range of sleep disorders including OSA, insomnia, narcolepsy and restless legs syndrome.

•	CPAP Device Supply: We sell continuous positive airway pressure, or CPAP, devices, which are used to treat OSA.

•	Re-Supply: We offer a re-supply program for our patients and other CPAP users to obtain the required components for their CPAP devices that must be replaced on a regular basis.

•	Care Management: We provide continuing care to our patients led by our medical directors who are board-certified physicians in sleep medicine and their staff.

Our clinical approach increases the long-term compliance of our patients, and enables us to manage a patient’s sleep disorder care throughout the life cycle of the disorder, thereby allowing us to generate a long-term, recurring revenue stream. We generate revenues via three primary sources: providing the diagnostic tests and related studies for sleep disorders through our sleep diagnostic centers, the sale of CPAP devices, and the ongoing re-supply of components of the CPAP device that need to be replaced. In addition, as a part of our ongoing care management program, we monitor the patient’s sleep disorder and as the patient’s medical condition changes, we are paid for additional diagnostic tests and studies.

In addition, we believe that our clinical approach to comprehensive patient care, provides higher quality of care and achieves higher patient compliance. We believe that higher compliance rates are directly correlated to higher revenue generation per patient compared to our competitors through increased utilization of our resupply or PRSP program and a greater likelihood of full reimbursement from federal payors and those commercial carriers who have adopted federal payor standards.

Company Information

We are organized in the state of Oklahoma. Prior to December 31, 2007, we were named Graymark Productions, Inc. and were an independent producer and distributor of film entertainment content. On January 2, 2008, we completed the acquisition of ApothecaryRx, LLC (“ApothecaryRx”) and SDC Holdings, LLC (“SDC Holdings”) through a reverse triangular merger and in connection therewith changed our name to Graymark Healthcare, Inc. On December 6, 2010, we completed the sale of substantially all of the assets of ApothecaryRx. SDC Holdings is organized in the state of Oklahoma and began operations on January 31, 2007. Our principal executive offices are located at 204 North Robinson Avenue, Suite 400, Oklahoma City, Oklahoma 73102. Our telephone number is (405) 601-5300. We maintain a website at www.graymarkhealthcare.com. The URL of our website is included herein as an inactive textual reference. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

Common stock offered by us	This prospectus relates to the continuing offering of up to 6,700,000 shares of our common stock issuable upon the exercise of outstanding warrants previously sold by us in a registered public offering.

Use of proceeds	If the warrants are exercised, we will receive cash proceeds from the exercise price of the warrants. We intend to use any proceeds that we may receive from the issuance of shares of our common stock upon exercise of warrants for working capital and general corporate purposes.

Dividend policy	We have never declared or paid any dividends to the holders of our common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for repayment of amounts owed under our credit facility and term loan, for use in connection with the expansion of our business, for working capital and general corporate purposes.

Nasdaq Capital Market symbol	“GRMH”

Risk Factors	See “Risk Factors” beginning on page 4 for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the period ended March 31, 2012, each of which are incorporated herein by reference. See the section of this prospectus entitled “Where You Can Find More Information.” Any risks we describe in the information incorporated herein by reference could cause our business, prospects, financial condition or operating results to suffer. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please also refer to the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. We believe that the statements in this prospectus and the documents incorporated by reference that we make regarding the following subject matters are forward-looking by their nature:

•	our clinical approach and its impact on patient compliance and federal and third-party payor reimbursement rates;

•	our on-going care management and re-supply program;

•	our ability to retain or attract new customers in the increasingly competitive sleep diagnostic and care management;

•	our expectations regarding growth strategies in our sleep management solutions business;

•	our predictions of opportunities in our sleep management solutions business;

•	our ability to generate sufficient cash flow to service our debt and lease obligations;

•	our ability to realize our future growth plans, attract qualified physicians and medical personnel, and engage in additional sleep center acquisitions;

•	reimbursement rates from federal and third-party payors for our sleep disorder related products and services;

•	inventory and operation costs;

•	our competitors, market pressures, and our assessment of our ability to compete favorably;

•	plans to increase labor efficiency;

•	costs associated with remaining in compliance with government regulations and laws;

•	our ability to remain in compliance with government regulations and laws and the consequences if we are found in violation of any of these regulations or laws;

•	Medicaid, Medicare and other third-party payor reimbursement policies;

•	the effect of current and anticipated domestic legislation on our business;

•	the accreditation of our centers;

•	the assumptions used in the preparation of our financial statements and any pro forma adjustments;

•	financial projections;

•	sleep study trends; and

•	net proceeds and expenses of this offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Although the forward-looking statements in this prospectus or incorporated by reference into this prospectus reflect our good faith judgment, based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this prospectus or the documents incorporated by reference into this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

If outstanding warrants are exercised, we would receive cash upon exercise of the warrants. We intend to use any proceeds that we may receive upon exercise of the outstanding warrants for working capital and general corporate purposes.

DIVIDEND POLICY

Historically, we have not paid dividends on our common stock, and we currently do not intend to pay any dividends on our common stock after the completion of this offering. We currently plan to retain any earnings to support the operation, and to finance the growth, of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. Our existing credit facility restricts our ability to pay dividends without the approval of our lenders.

MARKET PRICE OF COMMON STOCK AND OTHER RELATED MATTERS

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol GRMH. The closing sale prices reflect inter-dealer prices without adjustment for retail markups, markdowns or commissions and may not reflect actual transactions. The following table sets forth the high and low sale prices of our common stock during the calendar quarters presented as reported by the Nasdaq. Prices per share of our common stock have been adjusted for the one-for-four reverse stock split effected after the close of business on June 3, 2011 on a retroactive basis.

	High	Low
2012
Second Quarter (through May 29, 2012)	$0.75	$0.28
First Quarter	$0.80	$0.35

2011
Fourth Quarter	$1.10	$0.46
Third Quarter	$1.30	$1.00
Second Quarter	$2.60	$1.25
First Quarter	$3.60	$2.68

2010
Fourth Quarter	$6.00	$2.80
Third Quarter	$5.36	$4.36
Second Quarter	$6.08	$4.00
First Quarter	$7.36	$4.24

On May 29, 2012, the closing price of our common stock as quoted on Nasdaq was $0.40.

The market price of our common stock is subject to significant fluctuations in response to, and may be adversely affected by:

•	variations in quarterly operating results;

•	changes in earnings estimates by analysts;

•	developments in the sleep disorder diagnostic and treatment markets;

•	announcements and introductions of product or service innovations; and

•	general stock market conditions.

Holders of Equity Securities

As of May 15, 2012, we had approximately 639 owners of our common stock shares, which consisted of 96 record owners and approximately 543 owners in street name.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, 15,070,634 shares of which were outstanding as of May 15, 2012, and 10,000,0000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding.

Common Stock

The rights, privileges, disabilities and restrictions in general of the holders of our outstanding shares of the common stock are as follows:

•

the right to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of assets legally available therefor, subject to the payment of preferential dividends with respect to our then outstanding preferred stock;

•

the right to share ratably in all assets available for distribution to the common stock shareholders after payment of our liabilities in the event of our liquidation, dissolution and winding-up, subject to the prior distribution rights of the holders of our then outstanding preferred stock;

•	the right to one vote per share on matters submitted to a vote by our common stock shareholders;

•	no preferential or preemptive right and no subscription, redemption or conversion privilege with respect to the issuance of additional shares of our common stock; and

•	no cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our Board of Directors then subject to election.

In general, a majority vote of shares represented at a meeting of common stock shareholders at which a quorum (a majority of the outstanding shares of common stock) is present, is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of our then outstanding preferred stock and entitled to vote with the holders of our common stock. Upon issuance of the common stock offered under the offering, all of the outstanding shares of our common stock will be fully paid and non-assessable.

Preferred Stock

Our authorized preferred stock may be issued from time to time in one or more series. Our Board of Directors, without further approval of the common stock shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of our preferred stock. We believe that having this class of preferred stock provides greater flexibility in financing, acquisitions and other corporate activities. While there are no current plans, commitments or understandings, written or oral, to issue any of our preferred stock, in the event of any issuance, our common stock shareholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuance of preferred stock could adversely affect the voting power of the holders of our then outstanding common stock, the likelihood that the holders will receive dividend payments and payments upon liquidation and could have the effect of delaying or preventing a change in shareholder and management control.

Transfer Agent and Registrar

Computershare is the registrar and transfer agent of our common stock. The mailing address for Computershare is P.O. Box 43078, Providence, RI 02940-3078.

Shareholder Action

Under our bylaws, the affirmative vote of the holders of a majority of the shares of the common stock voted at a meeting of shareholders is sufficient to authorize, affirm, ratify or consent to any act or action required of or by the holders of the common stock, except as otherwise provided by the Oklahoma General Corporation Act.

Under the Oklahoma General Corporation Act, our shareholders may take actions by written consent without holding a meeting. The written consent must be signed by the holders of a sufficient number of shares to approve the act or action had all of our outstanding shares of capital stock entitled to vote thereon been present at a meeting. In this event, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the act or action. However, any time that we have 1,000 or more shareholders of record, any act or action required of or by the holders of our capital stock entitled to vote thereon may only be taken by unanimous affirmative written consent of the shareholders or a shareholder meeting.

Anti-Takeover Provisions

Our certificate of incorporation and the Oklahoma General Corporation Act include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging the proposals because, among other things, negotiation of the proposals might result in an improvement of the takeover terms. The description below related to provisions of our certificate of incorporation is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation. Our certificate of incorporation authorizes the issuance of the preferred stock in classes. Our Board of Directors is authorized to set and determine the voting rights, redemption rights, conversion rights and other rights relating to the class of preferred stock. In some circumstances, the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our Board of Directors opposes.

PLAN OF DISTRIBUTION

This prospectus relates solely to the continuing offering of up to 6,700,000 shares of our common stock issuable upon exercise of outstanding warrants previously sold by us in a registered public offering. We will deliver shares of our common stock upon exercise of the warrants.

LEGAL MATTERS

Greenberg Traurig, LLP, Boston, Massachusetts is acting as securities counsel for us in connection with this offering. The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by our counsel, McAfee & Taft, P.C., Oklahoma City, Oklahoma.

EXPERTS

The consolidated financial statements and schedules of Graymark Healthcare, Inc. and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the periods ended December 31, 2011 and 2010, incorporated by reference in this Prospectus and Registration Statement have been audited by Eide Bailly LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates and you may read the information in person free of charge. You may obtain information on the operation of the public reference rooms by calling the SEC at 1–800–SEC–0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on April 9, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012; and

•	our Current Report on Form 8-K, filed with the SEC on May 18, 2012.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (www.graymarkhealthcare.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Graymark Healthcare, Inc.

204 N. Robinson Avenue, Ste. 400

Oklahoma City, OK 73102

Attention: Chief Financial Officer

Telephone: (405) 601-5300

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

6,700,000 Shares of Common Stock

Graymark Healthcare, Inc.

Prospectus

        , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, and the FINRA filing fee.

SEC registration fee	$4,517.01
FINRA filing fee	5,800.00
Transfer agent and registrar fees	2,500.00
Accounting fees and expenses	100,000.00
Legal fees and expenses	250,000.00
Printing and engraving expenses	100,000.00
Miscellaneous	37,182.99

Total	$500,000.00

Item 14. Indemnification of Officers and Directors

Section 1031 of the Oklahoma General Corporation Act permits (and Registrant’s Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection therewith.

The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the “Act”), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, the registrant sold the following securities, which were not registered under the Securities Act.

On May 14, 2012, we issued to West Park Capital, Inc. a warrant for the purchase of up to 150,000 shares of our common stock exercisable at $1.50 per share. Such warrant expires five years from the issuance date. The warrant was issued in connection with and as partial consideration for services to be rendered by West Park Capital under a consulting agreement with the Registrant. No underwriters or placement agents were used in connection with this transaction. The warrant was issued in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) thereunder.

On May 14, 2012, we issued to Genesis Select Corporation, for the purchase price of $150, a warrant for the purchase of up to 150,000 shares of our common stock exercisable at $0.50 per share and subject to vesting. Such warrant expires five years from the issuance date. The warrant was issued in connection with and as partial consideration for services to be rendered by Genesis Select under a consulting agreement with the Registrant. No underwriters or placement agents were used in connection with this transaction. The warrant was issued in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) thereunder.

On April 30, 2011, Graymark Healthcare, Inc. (“we” or “Graymark”) entered into Subscription Agreements with MTV Investments, LP, Black Oak II, LLC, TLW Securities, LLC and Valiant Investments, LLC, an entity owned and controlled by Roy T. Oliver one of our controlling shareholders. The Subscription Agreements provide for the sale of 1,293,103 shares of our common stock, par value $0.0001 per share, at a price of $2.32 per share and warrants exercisable for 1,293,103 shares of our common stock at an exercise price of $1.80 per share. The warrants are exercisable beginning six months after the issue date and expire after three years. On May 4, 2011, we closed on the sale of these securities. We received $2.0 million in cash and cancelled the outstanding promissory note in the amount of $1.0 million to Valiant Investments, LLC as payment of the purchase price. No underwriters or placement agents were used in connection with this transaction. The shares of common stock and warrants issued pursuant to the subscription agreements were issued in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D promulgated thereunder. The purchasers, or their affiliates, are existing shareholders of the Company with a pre-existing relationship and are accredited investors.

On April 1, 2010, we issued 7,500 shares of common stock pursuant to restricted stock awards issued under and pursuant to our 2008 Long-Term Incentive Plan. The shares were issued at the weighted-average fair market value of $4.00 and vest as follows: 2,500 shares immediately vested, 2,500 shares vest on April 1, 2011 and 2,500 shares vest on April 1, 2012. In connection with the issuance of these shares of common stock, no underwriting discounts or commissions were paid or will be paid. The shares of common stock were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On February 25, 2010, we issued 45,000 shares of common stock pursuant to restricted stock awards issued under and pursuant to our 2008 Long-Term Incentive Plan. The shares were issued at the weighted-average fair market value of $4.64 and immediately vested. On March 25, 2010, 28,125 shares of common stock vested pursuant to previously issued restricted stock awards. The weighted-average fair market value of the 28,125 vesting shares on the grant date was $6.68 per share. In connection with the issuance of these shares of common stock, no underwriting discounts or commissions were paid or will be paid. The shares of common stock were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On December 31, 2009, we issued 33,087 common stock shares pursuant to restricted stock awards under and pursuant to our 2008 Long-Term Incentive Plan. On December 31, 2009, 31,080 of the 33,087 common stock shares vested pursuant to the restricted stock awards. On date of the restricted stock awards of these vesting shares, 15,000 shares had a fair market value of $6.40 per share and 16,080 shares had a market value of $9.76 per share. The 2,007 balance of the shares were awarded to employees other than executive officers, vested immediately and were issued at the fair market value of $7.20 per share other than 630 shares that were issued at the fair market value of $7.80 per share. In connection with this the issuance of these common stock shares, no underwriting discounts or commissions were paid or will be paid. The common stock shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On September 15, 2009, we delivered 163,199 shares of our common stock to Avastra Sleep Centres Limited in payment of $1,344,000 of the purchase price of the outstanding stock of Avastra Eastern Sleep Centers, Inc., and 25,000 shares of our common stock to Daniel I. Rifkin, M.D. These common stock shares were sold without registration under the Securities Act of 1933, as amended, in accordance with Regulation D and without payment of any sales commissions or other form of remuneration. The further transferability of these common stock shares is prohibited unless pursuant to an effective registration statement and prospectus or pursuant to a registration exemption available under the Securities Act or the rules and regulations promulgated under the Securities Act.

The foregoing shares of common stock described above were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. Each holder had adequate access to information about the registrant through his relationship with the registrant or through information provided to him.

The registrant did not, nor does it plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. In addition, each of the certificates issued representing the securities in the transactions listed above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to the registrant their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with the registrant or through other access to information provided by our company, to information about our company.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

See the Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b)	Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 30th day of May, 2012.

GRAYMARK HEALTHCARE, INC.

By:	/s/ Stanton Nelson

Stanton Nelson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 2012.

Signature	Title

/s/ Stanton Nelson Stanton Nelson	Chief Executive Officer and Director

/s/ Edward M. Carriero, Jr. Edward M. Carriero, Jr.	Chief Financial Officer

/s/ Grant A. Christianson Grant A. Christianson	Chief Accounting Officer

/s/ Jamie E. Hopping Jamie E. Hopping	Chairman of the Board

* Joseph Harroz, Jr.	Director

* S. Edward Dakil, M.D.	Director

* Steven L. List	Director

* Scott R. Mueller	Director

* By:	/s/ Stanton Nelson
Stanton Nelson Attorney-in-Fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description

3.1	Registrant’s Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.1 to Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2008.

3.1.1	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-164232) filed with the U.S. Securities and Exchange Commission on June 7, 2011.

3.2	Registrant’s Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2008.

4.1	Form of Certificate of Common Stock of Registrant, incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form SB-2 (No. 333-111819) filed with the U.S. Securities and Exchange Commission on January 9, 2004.

4.2	Form of Amended and Restated Common Stock Purchase Warrant Agreement issued to SXJE, LLC and dated March 2007, incorporated by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

4.3	Financial Advisor Warrant Agreement issued to ViewTrade Securities, Inc. and dated June 11, 2009, incorporated by reference to Exhibit 4.7 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

4.4	Form of Warrant Agreement dated May 4, 2011 and issued to each of MTV Investments, LP, Black Oak II, LLC, TLW Securities, LLC and Valiant Investments, LLC, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 5, 2011.

4.5	Form of Warrant to Purchase Common Stock issued pursuant to the Underwriting Agreement dated June 14, 2011, incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 15, 2011.

5.1+	Opinion of McAfee & Taft, P.C.

10.1	Graymark Productions, Inc. 2003 Stock Option Plan, incorporated by reference to Exhibit 10.5 of Registrant’s Registration Statement on Form SB-2 (No. 333-111819) as filed with the U.S. Securities and Exchange Commission on January 9, 2004.

10.2	Graymark Healthcare, Inc. Amended and Restated 2008 Long-term Incentive Plan, effective May 14, 2012, incorporated by reference to Annex A to Registrant’s Schedule 14A Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2012.

10.2.1	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Restricted Stock Award Agreement, incorporated by reference to Exhibit 10.3.1 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.2.2	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Stock Option Agreement, incorporated by reference to Exhibit 10.3.2 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.3	Registration Rights Agreement between Registrant, Oliver Company Holdings, LLC, Lewis P. Zeidner, Stanton Nelson, Vahid Salalati, Greg Luster, William R. Oliver, Kevin Lewis, John B. Frick Revocable Trust, Roger Ely, James A. Cox, Michael Gold, Katrina J. Martin Revocable Trust, dated January 2, 2008, incorporated by reference to Exhibit B to Registrant’s Schedule 14C Information Statement filed with the U.S. Securities and Exchange Commission on December 5, 2007.

10.4	Purchase Agreement between TCSD of Waco, LLC and Sleep Center of Waco, Ltd., dated May 30, 2008, incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2008.

10.5	Purchase Agreement between Capital Sleep Management, LLC, Plano Sleep Center, Ltd., and Southlake Sleep Center, Ltd., dated May 30, 2008, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2008.

10.6	Asset Purchase Agreement between SDC Holdings, LLC, Christina Molfetta and Hanna Friends Trust, dated June 1, 2008, incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2008.

10.7	Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, dated May 21, 2008 is incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2009.

10.7.1	Amendment to Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, effective May 21, 2008, incorporated by reference to Exhibit 10.32 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2009.

10.7.2	Second Amendment to Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, effective May 21, 2008, incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10 Q filed with the U.S. Securities and Exchange Commission on August 14, 2009.

10.7.3	Third Amendment to Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, effective June 30, 2010, incorporated by reference to Exhibit 10.22.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-164232) filed with the U.S. Securities and Exchange Commission on December 30, 2010.

10.7.4	Amended and Restated Loan Agreement dated December 17, 2010 by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Kevin Lewis, Roger Ely, Lewis P. Zeidner and Arvest Bank, incorporated by reference to Exhibit 10.22.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-164232) filed with the U.S. Securities and Exchange Commission on March 28, 2011.

10.7.5	Letter Agreement dated March 11, 2011 by and between Graymark Healthcare, Inc. and Arvest Bank, incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 22, 2011.

10.7.6	First Amendment to Amended and Restated Loan Agreement dated January 1, 2012 by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Kevin Lewis, Roger Ely, Lewis P. Zeidner and Arvest Bank, incorporated by reference to Exhibit 10.7.6 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.8	Stock Sale Agreement dated August 19, 2009 by and among SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8 K filed with the U.S. Securities Exchange Commission on August 26, 2009.

10.8.1	First Amendment to Stock Sale Agreement dated August 23, 2009 among SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8 K filed with the U.S. Securities Exchange Commission on August 26, 2009.

10.8.2	Second Amendment to Stock Sale Agreement dated September 14, 2009 among SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8 K filed with the U.S. Securities Exchange Commission on September 16, 2009.

10.9	Lock up and Stock Pledge Agreement dated September 14, 2009 among Graymark Healthcare, Inc., SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8 K filed with the U.S. Securities Exchange Commission on September 16, 2009.

10.10	Settlement Agreement and Release dated September 14, 2009 among Daniel I. Rifkin, M.D., Graymark Healthcare, Inc., SDC Holdings, LLC, Avastra Sleep Centers Limited, AvastraUSA, Inc, incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K/A filed with the U.S. Securities Exchange Commission on September 21, 2009.

10.11	Amended and Restated Employment Agreement between Registrant and Grant A. Christianson, dated October 19, 2010, incorporated by reference to Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 15, 2010.

10.12	Employment Agreement between Registrant and Stanton Nelson, dated October 13, 2009, incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8 K filed with the U.S. Securities and Exchange Commission on October 14, 2009.

10.12.1	Amended and Restated Employment Agreement between Registrant and Stanton Nelson, dated April 6, 2012, incorporated by reference to Exhibit 10.12.1 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.13	Employment Agreement between Registrant and Joseph Harroz, Jr., dated December 5, 2008, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2008.

10.14	Agreement between the Registrant and Joseph Harroz, Jr., dated March 25, 2010, incorporated by reference to Exhibit 10.30 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.15	Restricted Stock Award Agreement between the Registrant and Stanton Nelson, dated March 25, 2010, incorporated by reference to Exhibit 10.31 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.16	Employment Agreement between the Registrant and Edward M. Carriero, Jr., dated October 5, 2010, incorporated by reference to Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 15, 2010.

10.16.1	Amended and Restated Employment Agreement between the Registrant and Edward M. Carriero, Jr., dated April 6, 2012, incorporated by reference to Exhibit 10.16.1 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.17	Asset Purchase Agreement dated September 1, 2010 among Walgreen Co., ApothecaryRx, LLC, and, to certain sections only, Graymark Healthcare, Inc., incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 2, 2010.

10.17.1	First Amendment to Asset Purchase Agreement dated October 29, 2010 among Walgreen Co., ApothecaryRx, LLC, and, to certain sections only, Graymark Healthcare, Inc., incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2010.

10.18	Form of Indemnification Agreement between the Company and each of its directors and executive officers, incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 24, 2010.

10.19.1	Loan Agreement dated March 16, 2011 by and between Valiant Investments LLC and Graymark Healthcare, Inc., incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 22, 2011.

10.19.2	Note dated March 16, 2011 issued by Graymark Healthcare, Inc., incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission filed on March 22, 2011.

10.19.3	Subordination Agreement dated March 16, 2011 by and among Valiant Investments, L.L.C., ApothecaryRx, LLC, SDC Holdings LLC and Graymark Healthcare, Inc., in favor of Arvest Bank, incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 22, 2011.

10.20	Form of Subscription Agreement dated April 30, 2011 by and between each of Graymark Healthcare, Inc., and each of MTV Investments, LP, Black Oak II, LLC, TLW Securities, LLC and Valiant Investments, LLC, incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 5, 2011.

10.21	Chairman of the Board Agreement dated as of July 1, 2011 by and between Graymark Healthcare, Inc. and Jamie Hopping, incorporated by reference to Exhibit 10.21 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.22	Office Lease Agreement between the Registrant and City Place, L.L.C., dated as of February 15, 2012, incorporated by reference to Exhibit 10.22 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

21	Subsidiaries of Registrant, incorporated by reference to Exhibit 21 to Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

23.1*	Consent of Eide Bailly, LLP

23.2+	Consent of McAfee & Taft, P.C. (included in Exhibit 5.1)

24.1+	Power of attorney

*	Filed herewith.
+	Previously filed.